Consent of Independent Public Accountants





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 6, 1996 incorporated by reference in Spartech Corporation's Annual Report on Form 10-K for the fiscal year ended November 2, 1996 and to all references to our Firm included in or made a part of this registration statement.

St. Louis, Missouri
April 4, 1997

                                   Arthur Andersen LLP